Exhibit 99.2

2701 S. Minnesota Ave., Suite 6 Sioux Falls, SD 57105 605-361-9566 (main line) 888-255-5020(toll free)
SUMMIT HOTEL PROPERTIES, LLC
Investor # [ ]
[Name]
[Address]
Your Voting Interest

Class of	Percentage
Membership	(Membership)	Voting
Interest	Interest	Interest

Your Merger Consideration

			Percentage of Total		Number of OP Units
	Adjusted Capital		Adjusted Capital		to be Received in the
Class of	Contributions		Contributions		Merger
Membership	Class		Class		Class
Interest	Total	You	Total	You	Total	You

Enclosed with this notice is a proxy statement / prospectus that includes important information about the special meeting of members, including a description of the voting interests and merger consideration. We urge you to carefully review the proxy statement / prospectus, including the section entitled “Risk Factors” for a description of various risks you should consider before voting on the proposals.
Summit Hotel Properties, LLC 2701 S. Minnesota Ave., 6 Sioux Falls, SD 57105
Toll Free: 888-255-5020 Email: ceng@thesummitgroupinc.com